Exhibit 99.1
Skyward Group Reports First Quarter 2026 Results
Houston, TX – May 6, 2026 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Group” or the “Company”) today reported first quarter 2026 net income of $49.7 million, or $1.09 per diluted share, compared to $42.1 million, or $1.01 per diluted share, for the same 2025 period.
Operating income(1) for the first quarter of 2026 was $56.8 million, or $1.25 per diluted share, compared to $37.6 million, or $0.90 per diluted share, for the same 2025 period.
Highlights for the first quarter included:
•Gross written premiums of $667.7 million, an increase of 9.9%(2) compared to 2025;
•Combined ratio of 89.5%;
•Ex-Cat combined ratio of 87.7%;
•Managed premiums of $967.7 million, an increase of 19.6%(2) compared to 2025;
•Annualized return on equity and operating return on equity(1) of 17.8% and 20.3%, respectively, for the three months ended March 31, 2026; and,
•Book value per share of $27.50, an increase of 10% compared to December 31, 2025.

(1) See “Reconciliation of Non-GAAP Financial Measures”
(2) Select first quarter 2025 metrics for the Skyward Group and Apollo are presented on a pro forma basis for comparative purposes only and are not necessarily indicative of the operating results that Skyward Group would have recognized had the acquisition actually been completed on January 1, 2025. Pro forma information is unaudited.

Skyward Group Chairman and CEO Andrew Robinson commented, “We are off to an excellent start to the year as we report our first quarter consolidated results for Skyward Specialty and Apollo under the Skyward Group brand. Diluted operating EPS of $1.25 increased 39% year over year, driven by strong underlying earnings growth and the accretive consolidation of Apollo. Our annualized operating return on equity of 20% reflects the strength and quality of our performance. We delivered an outstanding combined ratio of 89.5%, inclusive of 1.8 points of catastrophe losses. Pro forma gross written premiums growth of 10% was solid, while total managed premiums grew 20%, including 49% growth in fee generating gross written premiums, an encouraging early indicator of the fee based earnings growth we expect over time. Most importantly, the continued diversification of our portfolio, particularly in lines with lower exposure to P&C underwriting cycles, positions us to deliver strong top‑line and bottom‑line results in a disciplined manner, consistent with our commitment to top‑quartile performance across the market cycle.”

Results of Operations
Beginning in the first quarter of 2026, we will report our results under two operating segments, the Skyward Specialty segment and the Apollo segment, and a corporate unit. The Skyward Specialty segment represents our U.S. based specialty insurance operations conducted under the Skyward Specialty Insurance brand and the Apollo segment represents Apollo’s Lloyd’s platform operations, including its managed syndicates and managing agency activities. Our corporate unit includes our Skyward Group investment results, debt servicing, holding‑company costs, public‑company expenses, and enterprise‑level functions that support both operating segments.
Underwriting Results

Premiums
($ in thousands)	Three months ended March 31,
unaudited	2026			2025
	Skyward Specialty	Apollo	Total	Skyward Specialty	Apollo(1)	Total(1)
Gross written premiums	$581,804	$85,900	$667,704	$535,326	$72,390	$607,716
Ceded written premiums	$(210,775)	$(24,046)	$(234,821)	$(192,055)	$—	$(192,055)
Net retention	63.8%	72.0%	64.8%	64.1%	—%	—%
Net written premiums	$371,029	$61,854	$432,883	$343,271	$—	$343,271
Net earned premiums	$363,943	$70,064	$434,007	$300,366	$—	$300,366
(1) Select first quarter 2025 metrics for the Skyward Group and Apollo are presented on a pro forma basis for comparative purposes only and are not necessarily indicative of the operating results that Skyward Group would have recognized had the acquisition actually been completed on January 1, 2025. Pro forma information is unaudited

Gross written premiums for the first quarter of 2026 increased 9.9% when compared to pro forma 2025. Gross written premiums grew 8.7% in the Skyward Specialty segment, primarily driven by the accident & health, credit & surety, global agriculture, and specialty programs divisions. Gross written premiums in the Apollo segment increased 18.7% compared to pro forma 2025 primarily due to growth in syndicate 1969.

Combined Ratio	Three months ended March 31,
(unaudited)	2026			2025
	Skyward Specialty	Apollo	Total	Skyward Specialty	Total
Non-cat loss and LAE	60.6%	52.8%	59.3%	60.2%	60.2%
Cat loss and LAE(1)	2.1%	—%	1.8%	2.2%	2.2%
Loss Ratio	62.7%	52.8%	61.1%	62.4%	62.4%
Net policy acquisition costs	14.0%	12.2%	13.9%	14.8%	14.8%
Other operating and general expenses(2)	12.2%	20.3%	13.4%	12.0%	12.0%
Corporate expenses	—%	—%	1.1%	—%	1.3%
Expense ratio	26.2%	32.5%	28.4%	26.8%	28.1%
Combined ratio	88.9%	85.3%	89.5%	89.2%	90.5%
Ex-Cat Combined Ratio(3)	86.8%	85.3%	87.7%	87.0%	88.3%

(1) Current accident year
(2) Commission and fee income is netted in other operating and general expenses
(3) Defined as the combined ratio excluding cat loss and LAE(1)

The loss ratio for the first quarter of 2026 improved 1.3 points when compared to the same 2025 period. The loss and LAE ratio for the Skyward Specialty segment increased slightly compared to 2025 due to business mix. Catastrophe losses in the first quarter were comparative to 2025.

The expense ratio for the first quarter of 2026 increased slightly when compared to the same 2025 period. The Skyward Specialty segment’s expense ratio improved 0.6 points when compared to 2025, primarily driven by business mix shift and earnings leverage. In the first quarter of 2026, the Company revised its expense presentation to report corporate expenses separately from segment expenses following the closing of the Apollo acquisition. The prior year period has been recast to reflect this change.
Investment Results

Net Investment Income
$ in thousands	Three months ended March 31,
(unaudited)	2026	2025
Short-term investments	$2,488	$3,201
Cash and cash equivalents	1,659	924
Fixed income	27,365	16,730
Alternative & strategic investments	(4,457)	(1,433)
Net investment income	$27,055	$19,422
Net unrealized gains on securities still held	$1,775	$5,492
Net realized gains	1,410	1,258
Net investment gains	$3,185	$6,750

In the first quarter of 2026, the Company revised its presentation of net investment income to (i) report short-term investments separately from cash and cash equivalents following the closing of the Apollo acquisition, and (ii) include equities in alternative & strategic investments after the sale of the majority of the equity portfolio in 2025. The prior year period has been recast to reflect this change.
Net investment income for the first quarter of 2026 increased $7.6 million when compared to the same 2025 period, driven by the addition of the Apollo portfolio, a higher yield and a larger asset base. The increase in income from cash and cash equivalents was due to an overall increase in the invested asset base from the addition of Apollo when compared to the same 2025 period.
The alternative & strategic investments portfolio continued to be impacted by the decline in the fair value of limited partnership investments.
Stockholders’ Equity
Stockholders’ equity was $1,224.9 million at March 31, 2026 which represented an increase of 21.3% when compared to stockholders' equity of $1,009.6 million at December 31, 2025. The increase in stockholders’ equity was primarily attributable to the issuance of common stock in connection with the acquisition of Apollo.

Conference Call
At 10:00 a.m. eastern time tomorrow, May 7, 2026, Company management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Group is the holding company brand for its U.S. and U.K. businesses, Skyward Specialty Insurance Group, Inc.® and Apollo, respectively, delivering a comprehensive suite of specialized insurance solutions across global specialty property and casualty markets. Focused on the specialty industry’s most niche, complex risks of today and the emerging challenges of tomorrow, Skyward Group leverages the forward-looking insight and disciplined execution of each organization to drive sustainable growth and long-term value for its shareholders, distribution partners, and other stakeholders.
For more information about Skyward Group, Skyward Specialty and Apollo, please visit skywardgroup.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Media Contact
Haley Doughty
Skyward Specialty Insurance Group
713-935-4944
hdoughty@skywardinsurance.com
Investor Contact
Skyward Group Investor Relations Dept
IR@skywardinsurance.com

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	March 31, 2026	December 31, 2025
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (net of allowance for credit losses of $6,500 and $7,000, respectively) (amortized cost of $2,208,212 and $1,848,755, respectively)	$2,195,107	$1,856,303
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $301 and $468, respectively)	30,094	32,822
Equity securities, at fair value	1,140	1,174
Mortgage loans, at fair value	9,088	9,902
Equity method investments	72,101	77,365
Other long-term investments	50,297	58,650
Short-term investments, at fair value	386,514	264,299
Total investments	2,744,341	2,300,515
Cash and cash equivalents	255,910	168,544
Restricted cash	60,521	30,570
Funds at Lloyd’s	108,846	2,509
Options, at fair value	24,401	34,857
Premiums and commissions receivable, net	830,509	544,217
Reinsurance recoverables, net	1,336,937	1,119,880
Ceded unearned premium	314,850	238,948
Deferred policy acquisition costs and VOBA	193,703	136,100
Deferred tax assets	44,138	27,865
Goodwill and intangible assets, net	473,316	88,040
Other assets	160,005	99,807
Total assets	$6,547,477	$4,791,852
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$2,918,903	$2,318,894
Unearned premiums	1,014,666	774,035
Deferred ceding commission	49,035	46,453
Reinsurance and premium payables	479,412	279,888
Funds held for others	157,380	128,003
Deferred tax liabilities	68,466	—
Accounts payable and accrued liabilities	148,737	115,034
Notes payable	466,418	100,411
Subordinated debt, net of debt issuance costs	19,577	19,569
Total liabilities	5,322,594	3,782,287
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 44,728,087 shares issued and 44,543,065 shares outstanding at March 31, 2026; 40,511,222 shares issued and outstanding at December 31, 2025	484	405
Treasury stock, at cost, 185,022 and 0 shares, respectively	(8,665)	—
Additional paid-in capital	922,311	730,555
Accumulated other comprehensive (loss) income	(6,126)	11,457
Retained earnings	316,879	267,148
Total stockholders’ equity	1,224,883	1,009,565
Total liabilities and stockholders’ equity	$6,547,477	$4,791,852

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended March 31,
(unaudited)	2026	2025
Revenues:
Net earned premiums	$434,007	$300,366
Underwriting fee income	10,078	—
Commission and fee income	1,527	1,976
Net investment income	27,055	19,422
Net investment gains	3,185	6,750
Other income	15	13
Total revenues	475,867	328,527
Expenses:
Losses and loss adjustment expenses	265,223	187,309
Underwriting, acquisition and insurance expenses	124,614	86,551
Fee‑based service expenses	4,170	—
Interest expense	7,719	1,834
Amortization expense	8,843	337
Other expenses	3,222	1,061
Total expenses	413,791	277,092
Income before income taxes	62,076	51,435
Income tax expense	12,345	9,377
Net income	$49,731	$42,058
Comprehensive income:
Net income	$49,731	$42,058
Other comprehensive (loss) income:
Unrealized gains and losses on investments:
Net change in unrealized (losses) gains on investments, net of tax	(17,217)	12,255
Reclassification adjustment for gains (losses) on securities no longer held, net of tax	502	(182)
Foreign currency translation adjustment	(868)	—
Total other comprehensive (loss) income	(17,583)	12,073
Comprehensive income	$32,148	$54,131

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended March 31,
(unaudited)	2026	2025
Weighted average basic shares	44,463,167	40,196,416
Weighted average diluted shares	45,443,960	41,680,595

Basic earnings per share	$1.12	$1.05
Diluted earnings per share	$1.09	$1.01
Basic operating earnings per share	$1.28	$0.93
Diluted operating earnings per share	$1.25	$0.90

Annualized ROE (1)	17.8%	20.5%
Annualized operating ROE (2)	20.3%	18.3%
Annualized ROTE (3)	22.9%	22.9%
Annualized operating ROTE (4)	26.2%	20.5%

	March 31,	December 31,
	2026	2025
Shares outstanding	44,543,065	40,511,222
Fully diluted shares outstanding	46,753,737	42,292,371

Book value per share	$27.50	$24.92
Fully diluted book value per share	$26.20	$23.87

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(2) Annualized operating ROE is operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period.
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period.
(4) Annualized operating ROTE is operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period.
Operating income – We define operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define operating income differently.

($ in thousands)	Three months ended March 31,
(unaudited)	2026		2025
	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$62,076	$49,731	$51,435	$42,058
Less (add):
Net investment gains	3,185	2,552	6,841	5,594
Amortization expense	(8,843)	(7,084)	(337)	(276)
Other income	15	12	13	11
Other expenses	(3,222)	(2,581)	(1,061)	(868)
Operating income	$70,941	$56,832	$45,979	$37,597

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Underwriting income – We define underwriting income as net income before income taxes excluding, net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended March 31,
(unaudited)	2026	2025
Income before income taxes	$62,076	$51,435
Add:
Interest expense	7,719	1,834
Amortization expense	8,843	337
Other expenses	3,222	1,061
Less:
Net investment income	27,055	19,422
Net investment gains	3,185	6,750
Other income	15	13
Underwriting income	$51,605	$28,482

Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity excluding goodwill and intangible assets and the related deferred tax impact. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	March 31,		December 31,
(unaudited)	2026	2025	2025
Stockholders’ equity	$1,224,883	$850,721	$1,009,565
Less: Goodwill and intangible assets	473,316	87,089	88,040
Add: Deferred tax impact	65,500	—	—
Tangible stockholders’ equity	$817,067	$763,632	$921,525

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division and Managed Premiums (Unaudited)
Gross Written Premiums By Underwriting Division

($ in thousands)	Three months ended March 31,
	2026	2025	% Change
Skyward Specialty Segment
Accident & Health	$92,009	$63,169	45.7%
Captives	57,914	66,929	(13.5)%
Credit & Surety	64,174	45,028	42.5%
Energy Solutions	48,866	75,594	(35.4)%
Global Agriculture	102,352	80,617	27.0%
Global Property	34,517	46,686	(26.1)%
Professional Lines	36,228	40,217	(9.9)%
Specialty Programs	94,767	62,675	51.2%
Transactional E&S	50,064	52,006	(3.7)%
Total continuing business	580,891	532,921	9.0%
Exited business	913	2,405	(62.0)%
Total Skyward Specialty Segment gross written premiums	581,804	535,326	8.7%
Apollo Segment(1)
Syndicate 1969	65,008	53,449	21.6%
Syndicate 1971	20,892	18,941	10.3%
Total Apollo Segment gross written premiums	85,900	72,390	18.7%
Total gross written premiums(1)	$667,704	$607,716	9.9%

(1) Prior year information is pro forma
Managed Premiums
Apollo provides managing agency services to nine syndicates within its Lloyd’s platform. The capital-aligned syndicates, Syndicate 1969, Syndicate 1971 and Syndicate 1972, are wholly managed and partly capitalized by Apollo with Apollo retaining a portion of the underwriting risk via its Lloyd's Corporate Member, Apollo No. 16. Platform Partner syndicates are managed by Apollo on behalf of third‑party partners and Apollo does not currently provide capital for underwriting of these syndicates. Apollo receives managing agency fees and performance‑based income for their managing agency services from all syndicates on its Lloyd's platform.

($ in thousands)	Three months ended March 31,
	2026	2025(1)	% Change
Total gross written premiums	$667,704	$607,716	9.9%
Fee generating gross written premiums:
Aligned Syndicates	210,549	142,957	47.3%
Partner Syndicates	89,456	58,712	52.4%
Total fee generating gross written premiums	$300,005	$201,669	48.8%
Total Skyward Group managed premiums	$967,709	$809,385	19.6%

(1) Prior year information is pro forma

Skyward Specialty Insurance Group, Inc.
Underwriting Segments and Corporate Results (Unaudited)
Underwriting Segments and Corporate Results

($ in thousands)	Three Months Ended March 31, 2026

	Skyward Specialty	Apollo	Corporate	Total
Revenues:
Net earned premiums	$363,943	$70,064	$—	$434,007
Underwriting fee income	—	10,078	—	10,078
Commission and fee income	1,527	—	—	1,527
Net investment income	—	—	27,055	27,055
Net investment gains	—	—	3,185	3,185
Other income	—	—	15	15
Total revenues	365,470	80,142	30,255	475,867
Expenses:
Losses and loss adjustment expenses	228,231	36,992	—	265,223
Underwriting, acquisition and insurance expenses	96,963	22,742	4,909	124,614
Fee‑based service expenses	—	4,170	—	4,170
Interest expense	—	—	7,719	7,719
Amortization expense	—	—	8,843	8,843
Other expenses	—	—	3,222	3,222
Total expenses	325,194	63,904	24,693	413,791
Income before income taxes	$40,276	$16,238	$5,562	$62,076

Underwriting Income	$40,276	$16,238	$—	$51,605

Combined Ratio
Non-cat loss and LAE	60.6%	52.8%	—%	59.3%
Cat loss and LAE	2.1%	—%	—%	1.8%
Loss Ratio	62.7%	52.8%	—%	61.1%
Net policy acquisition costs	14.0%	12.2%	—%	13.9%
Other operating and general expenses	12.6%	20.3%	—%	13.8%
Commission and fee income	(0.4)%	—%	—%	(0.4)%
Corporate expenses	—%	—%	1.1%	1.1%
Expense ratio	26.2%	32.5%	1.1%	28.4%
Combined ratio	88.9%	85.3%	—%	89.5%
Ex-Cat Combined Ratio	86.8%	85.3%	—%	87.7%

Skyward Specialty Insurance Group, Inc.
Underwriting Segments and Corporate Results (Unaudited)

($ in thousands)	Three Months Ended March 31, 2025

	Skyward Specialty	Corporate	Total
Revenues:
Net earned premiums	$300,366	$—	$300,366
Commission and fee income	1,976	—	1,976
Net investment income	—	19,422	19,422
Net investment gains	—	6,750	6,750
Other income	—	13	13
Total revenues	302,342	26,185	328,527
Expenses:
Losses and loss adjustment expenses	187,309	—	187,309
Underwriting, acquisition and insurance expenses	82,638	3,913	86,551
Interest expense	—	1,834	1,834
Amortization expense	—	337	337
Other expenses	—	1,061	1,061
Total expenses	269,947	7,145	277,092
Income before income taxes	$32,395	$19,040	$51,435

Underwriting Income	$32,395	$—	$28,482

Combined Ratio
Non-cat loss and LAE	60.2%	—%	60.2%
Cat loss and LAE	2.2%	—%	2.2%
Loss Ratio	62.4%	—%	62.4%
Net policy acquisition costs	14.8%	—%	14.8%
Other operating and general expenses	12.7%	—%	12.7%
Commission and fee income	(0.7)%	—%	(0.7)%
Corporate expenses	—%	1.3%	1.3%
Expense ratio	26.8%	1.3%	28.1%
Combined ratio	89.2%	—%	90.5%
Ex-Cat Combined Ratio	87.0%	—%	88.3%